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                                                                   EXHIBIT 10.10

                            INDEMNIFICATION AGREEMENT

      This Indemnification Agreement ("Agreement"), dated as of June 16, 2004, is between Valley Bancorp, a Nevada corporation ("Bancorp"), and ____________________________ ("Indemnitee").

                                    RECITALS

A. Indemnitee is a director of Bancorp and its wholly owned subsidiary, Valley Bank, a Nevada state-chartered bank (the "Bank"), and performs valuable services for Bancorp and the Bank.

B. Bancorp's Articles of Incorporation ("Articles") and Bylaws set forth substantive provisions governing the indemnification of officers and directors of Bancorp and its related corporations.

C. Bancorp has purchased and maintains a policy or policies of Directors and Officers Liability Insurance ("D&O Insurance"), covering certain liabilities that may be incurred by its directors and officers in the performance of their duties.

D. In order to provide certainty regarding Indemnitee's indemnification rights for all parties involved, and to induce Indemnitee to continue serving as a director of Bancorp and the Bank, Bancorp desires to enter this contract with Indemnitee.

      Therefore, in consideration of Indemnitee's continued service as a director, the parties agree as follows:

                                    AGREEMENT

1.    INDEMNITY. Bancorp agrees to hold harmless and indemnify Indemnitee:

      (a) to the fullest extent not prohibited under the Articles and Bylaws, as in effect as of the date of this Agreement, and federal and state law applicable to Bancorp and the Bank (collectively, "Applicable Law"), as may be amended from time to time; and

      (b) against any and all expenses (including, without limitation, attorneys' fees and expenses and any expenses of establishing a right to indemnification), witness fees, judgments, fines, ERISA excise taxes, and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of Bancorp or the Bank) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is or was a director of Bancorp.

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2.    LIMITATIONS ON INDEMNITY. No indemnity under Section 1 will be paid by
      Bancorp:

      (a) for expenses or liabilities paid to the Indemnitee under any D&O Insurance;

      (b) on account of any action, suit or proceeding brought by or on behalf of Bancorp or the Bank in which judgment is rendered holding the Indemnitee liable to Bancorp or the Bank;

      (c) on account of Indemnitee's conduct which is the subject of an action, suit or proceeding described in Section 6.3(ii);

      (d) on account of any action, claim or proceeding (other than a proceeding referred to in Section 7.2) initiated by the Indemnitee unless such action, claim or proceeding is specifically authorized by Bancorp's board of directors;

      (e)   on account of any action, claim or proceeding referred to in Section
            7.2 which action is finally adjudged to be frivolous or made not in good faith;

      (f) if a final decision by a court having jurisdiction in the matter determines that such indemnification is not lawful; or

      (g) if Bancorp's Articles and Bylaws, as in effect as of the date of this Agreement, or Applicable Law, as may be amended from time to time, prohibit or limit indemnification under the facts and circumstances of the specific action, claim or proceeding.

3. MUTUAL ACKNOWLEDGMENT. Bancorp and Indemnitee acknowledge that, in certain instances, federal law or public policy may override applicable state law and prohibit Bancorp from indemnifying its directors and officers. For example, Bancorp and Indemnitee acknowledge that the Securities and Exchange Commission takes the position that indemnification is not permitted for liabilities arising under certain federal securities laws, and federal legislation prohibits indemnification for certain ERISA and federal banking law violations.

4. CONTINUATION OF OBLIGATIONS. Under this Agreement, Bancorp is obligated to Indemnitee for any period during which Indemnitee is or was a director of Bancorp or the Bank. Furthermore, this obligation will continue after Indemnitee's service as a director terminates and for so long as Indemnitee may be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director of Bancorp or the Bank.

5.    NOTIFICATION AND DEFENSE OF CLAIM.

      5.1 Assumption of Defense by Bancorp. Within 30 days after Indemnitee receives any notice of the commencement of any action, suit, or proceeding with respect to which action may be made against Bancorp under this Agreement, Indemnitee

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            will notify Bancorp of the same. With respect to any action, suit or proceeding of which Indemnitee timely notifies Bancorp:

      (a)   Bancorp is entitled to participate at its own expense;

      (b) Bancorp shall retain counsel of its choice for Indemnitee reasonably satisfactory to Indemnitee, subject to the requirements of Bancorp's D&O Insurance;

      (c) except as otherwise provided below, Bancorp (jointly with any other indemnifying party similarly notified) is entitled to assume the defense of the action with counsel reasonably satisfactory to Indemnitee; and

      (d) Bancorp is not liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim that is effected without its written consent.

      5.2 Expenses of Counsel. After notice from Bancorp to Indemnitee of its election to assume the defense of the action, Bancorp will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense of such action, other than reasonable costs of investigation or as otherwise provided below. Notwithstanding the above, Indemnitee may employ his or her own counsel in such action, but the fees and expenses of such counsel incurred after notice from Bancorp of its assumption of the defense will be at the expense of Indemnitee unless: (i) Indemnitee's employment of counsel is authorized by Bancorp; (ii) Indemnitee reasonably concludes that there may be a conflict of interest between Bancorp and Indemnitee in the conduct of the defense of such action; or (iii) Bancorp has not employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel will be at the expense of Bancorp so long as such counsel is reasonably satisfactory to Bancorp and meets the requirements of Bancorp's D&O Insurance. Bancorp is not entitled to assume the defense of any action, suit, or proceeding brought by or on behalf of Bancorp or as to which Indemnitee has made the conclusion provided for in (ii) above, but Indemnitee's selection of counsel for such defense must be reasonably satisfactory to Bancorp and meet the requirements of Bancorp's D&O Insurance.

      5.3 Settlement. Bancorp may settle any action, but it may not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither Bancorp nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

6.    ADVANCEMENT AND REPAYMENT OF EXPENSES.

      6.1 Advances by Bancorp. If Indemnitee employs his or her own counsel, the cost of which is to be indemnified by Bancorp under Section 5, then, in accordance with Applicable Law and its Articles and Bylaws, Bancorp will advance to Indemnitee any and all reasonable expenses (including, without limitation, legal fees and expenses) incurred in investigating or defending any such action, suit or

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            proceeding. Provided that the requirements of Applicable Law and the
            Articles and Bylaws with respect to advancing expenses are met, Bancorp shall advance such expenses before any final disposition of any threatened or pending action, suit or proceeding, whether civil, criminal, administrative or investigative and within ten days after receiving copies of invoices presented to Indemnitee for such expenses.

      6.2 Reimbursement by Indemnitee. Indemnitee will reimburse Bancorp for all reasonable expenses paid by Bancorp under Section 6.1 if, and only to the extent that, it is ultimately determined by a final judicial decision (from which there is no right of appeal) that Indemnitee is not entitled to be indemnified by Bancorp for such expenses.

      6.3 Exclusions. Bancorp is not required to advance expenses to Indemnitee if Indemnitee (i) commences any action, suit or proceeding as a plaintiff, unless such advance is specifically approved by a majority of Bancorp's board of directors (which approval shall not be unreasonably withheld), or (ii) is a party to an action, suit or proceeding brought by Bancorp and approved by a majority of Bancorp's board, which action alleges in good faith willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in violation of Indemnitee's fiduciary or contractual obligations to Bancorp, or any other willful and deliberate breach in faith of Indemnitee's duty to Bancorp, its affiliates, or its shareholders.

7.    ENFORCEMENT.

      7.1 Reliance. Bancorp confirms that it has entered into this Agreement to induce Indemnitee to remain as a director of Bancorp and the Bank, and acknowledges that Indemnitee is relying upon this Agreement in serving in such capacity.

      7.2 Expenses of Enforcement. If Indemnitee successfully brings any action to enforce rights or to collect moneys due under this Agreement, Bancorp will reimburse Indemnitee for all Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

8. D & O INSURANCE. Bancorp will at all times use its best efforts to maintain appropriate D&O Insurance for the benefit of Indemnitee.

9. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provisions of this Agreement to indemnification by Bancorp for a portion, but not all, of the expenses, witness fees, judgments, fines, ERISA excise taxes, and amounts paid in settlement actually incurred by Indemnitee in the investigation, defense, appeal or settlement of any proceeding, Bancorp shall indemnify Indemnitee only for the portion of such amounts to which Indemnitee is entitled.

10. SUBROGATION. If Bancorp pays Indemnitee under this Agreement, Bancorp will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who agrees, at Bancorp's expense, to execute such documents and take such actions as

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      Bancorp may reasonably request in order to secure such rights and to enable Bancorp effectively to bring suit to enforce such rights.

11. ARBITRATION. Any dispute between Bancorp and Indemnitee, arising out of this Agreement, that would not be resolved by the court or agency having jurisdiction over the action, suit or proceeding for which Indemnitee has given notice to Bancorp under this Agreement, shall be submitted to final and binding arbitration in Clark County, Nevada, administered by an arbitrator or arbitrators as may be acceptable to both Bancorp and Indemnitee. The prevailing party in any such arbitration shall be entitled to recover its reasonable attorneys fees, costs and expenses.

12.   MISCELLANEOUS.

      12.1 Non-Exclusivity of Rights. The rights conferred on Indemnitee by this Agreement are not exclusive of any other rights which Indemnitee may have or hereafter acquire under any statute, provision of the Articles or Bylaws, agreement, vote of shareholders or directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office.

      12.2 Survival of Rights. The rights conferred on Indemnitee by this Agreement continue after Indemnitee ceases to be a director of Bancorp or the Bank and will inure to the benefit of Indemnitee's heirs, executors, and administrators.

      12.3 Separability. Each provision of this Agreement is a separate and distinct agreement independent of others. If any provision is held to be invalid or unenforceable for any reason, such invalidity or unenforceability will not affect the validity or enforceability of the other provisions or the obligation of Bancorp to indemnify the Indemnitee to the full extent provided by the Articles, Bylaws or Applicable Law.

      12.4 Governing Law and Venue. This Agreement will be governed by and construed in accordance with Nevada law, except to the extent that federal law may govern certain matters. The parties must bring any legal proceeding arising out of this Agreement in Clark County, Nevada.

      12.5 Binding Effect. This Agreement is binding upon Indemnitee and upon Bancorp and its successors and assigns, and inures to the benefit of Indemnitee, his or her heirs, personal representatives, and assigns and to the benefit of Bancorp and its successors and assigns.

      12.6 Amendment and Termination. No amendment, modification, termination, or cancellation of this Agreement is effective unless in writing signed by all parties. No amendment, modification, termination or cancellation of the Articles or Bylaws shall prejudice or limit the rights of Indemnitee arising under this Agreement for any actions, suits or proceedings arising prior to the time of such amendment, modification, termination or cancellation.

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      12.7  Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document. Delivery of an executed signature page to this Agreement shall be as effective as delivery of a manually signed counterpart.

                             Signatures on Next Page

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Signed as of June 16, 2004:

                                                      VALLEY BANCORP

                                                      __________________________
                                                      By:
                                                      Its:

                                                      INDEMNITEE

                                                      __________________________
                                                      Signature

                                                      __________________________
                                                      Print Name

Accepted and approved this 16th day of June, 2004:

                                                      VALLEY BANK

                                                      __________________________
                                                      By:
                                                      Its:

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